Exhibit 32

Certification of the Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Net Perceptions, Inc. (the “Company”) for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas M. Donnelly, as President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas M. Donnelly

Name:	Thomas M. Donnelly
Title:	President and Chief Financial Officer
Date:	August 14, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.